EXHIBIT 23




		    INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-31487 on Form S-8 and Registration Statement No. 333-30697 on Form S-8 of our report dated June 26, 1998 on the financial statements of the FPL Group Employee Thrift Plan for the year ended
December 31, 1997 appearing in this Annual Report on Form 11-K of FPL Group, Inc. for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP

Miami, Florida
June 26, 1998